UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2022

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 356 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement

On August 19, 2022, Acer Therapeutics Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) which amended that certain Credit Agreement dated as of March 4, 2022, between the Company, the lenders party thereto and SWK Funding LLC (“SWK”), as the agent, sole lead arranger and sole bookrunner (the “SWK Credit Agreement”). The SWK Credit Agreement provides for a senior secured term loan facility for the Company in an aggregate amount of $6.5 million in a single borrowing (the “Bridge Loan”). The Bridge Loan funding closed on March 14, 2022.

The Bridge Loan bears interest at an annual rate of the sum of (i) 3-month LIBOR (or such other rate as may be agreed by the Company and SWK following the date on which 3-month LIBOR is no longer available), subject to a 1% floor, plus (ii) a margin of 11%, with such interest payable quarterly in arrears. The Company has the option to capitalize such interest (a “PIK Amount”) commencing on the date of funding (i.e., March 14, 2022) and continuing until February 15, 2023 (with such date having been extended from November 15, 2022 as a result of the Amendment). Commencing on February 15, 2023 (with such date having been extended from November 15, 2022 as a result of the Amendment), the principal amount of the Bridge Loan will amortize at a rate of $650,000 payable quarterly. The final maturity date of the Bridge Loan is (a) if full approval by the United States Food and Drug Administration (the “FDA”) for marketing of the Company’s product known as ACER-001 (sodium phenylbutyrate) (“ACER-001 Approval”) occurs on or before September 30, 2022, then the date which is 12 business days after ACER-001 Approval, or (b) if ACER-001 Approval does not occur on or before September 30, 2022, then March 4, 2024.

The Company has the option to prepay the Bridge Loan in whole or in part. Upon the repayment of the Bridge Loan (whether a voluntary prepayment, an accelerated repayment or at scheduled maturity), the Company must pay an exit fee so that SWK receives an aggregate amount (inclusive of all principal, interest and origination and other fees paid to SWK under the SWK Credit Agreement) equal to (a) 1.3 times the outstanding principal amount of the Bridge Loan (inclusive of PIK Amounts) if ACER-001 Approval or such payment occurs on or prior to September 30, 2022, or (b) 1.5 times the outstanding principal amount of the Bridge Loan (inclusive of PIK Amounts) if each of ACER-001 Approval and such payment does not occur until after September 30, 2022.

In addition to the changes noted above, the Amendment revises the Company’s minimum cash requirement under the Bridge Loan.  Previously, the SWK Credit Agreement provided that the Company’s cash and cash equivalents balance minus the aggregate amount of any accounts payable which are unpaid more than 90 days beyond terms consistent with the Company’s practice (such net amount, the “Consolidated Unencumbered Liquid Assets”) must not be less than the lesser of (a) the outstanding principal amount of the Bridge Loan, or (b) $1.5 million; provided, that such $1.5 million amount automatically increased to (i) $4.0 million 20 days following the Company’s receipt of a Complete Response Letter from the FDA in relation to ACER-001 (which occurred in June 2022) and (ii) $6.5 million 40 days following such receipt.  The Amendment modifies the foregoing structure and provides that that the Consolidated Unencumbered Liquid Assets must not be less than the lesser of (a) the outstanding principal amount of the Bridge Loan, or (b) $1.5 million; provided, that such $1.5 million amount automatically increases to (i) $4.0 million 20 days following a Liquidity Trigger Date, if any, and (ii) $6.5 million 40 days following a Liquidity Trigger Date, if any, with “Liquidity Trigger Date” meaning the date, if any, on which each of the following conditions exists: (1) the Company has received a second Complete Response Letter from the FDA in relation to ACER-001; (2) the Company’s Board of Directors has determined that discontinuation of the development program for the Company’s product candidate known as ACER-801 (osanetant) for the treatment of vasomotor symptoms is warranted based upon a serious adverse event or a lack of efficacy in the results from a completed Phase 2a trial; and (3) the Company shall have failed to enter into arrangements prior to December 31, 2022 involving rights to the Company’s product candidate known as EDSIVO™ (celiprolol) which result in at least a specified threshold of upfront or near-term payments to the Company.

In connection with the execution of the Amendment, the Company issued to SWK an additional warrant (the “Second Warrant”) to purchase 100,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at an exercise price of $1.51 per share. SWK may exercise the SWK Warrant in accordance with the terms thereof for all or any part of such shares of Common Stock from the date on which the Bridge Loan is funded until and including March 4, 2029.

As a result of the Amendment, the Company currently believes that its cash and cash equivalents should be sufficient to fund the Company’s currently anticipated operating and capital requirements into the fourth quarter of 2022.

The foregoing descriptions of the SWK Credit Agreement as amended by the Amendment and the Second Warrant does not purport to be complete and are qualified in their entirety by reference to the SWK Credit Agreement, the Amendment and the SWK Warrant, which are Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the SWK Credit Agreement and the Amendment is contained in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the issuance of the Second Warrant is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of the Second Warrant to SWK has been made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Forward-Looking Statements

This Current Report on Form 8-K contains that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “expect,” “may,” “will,” “shall,” “would,” “anticipate” or other comparable terms. Examples of such statements include, but are not limited to, statements regarding a potential marketing approval with respect to the Company’s product candidate ACER-001, potential clinical trial results with respect to the Company’s product candidate ACER-801 (osanetant) and potential corporate development arrangements with respect to the Company’s product candidate EDSIVO (celiprolol), as well as expectations regarding the sufficiency of the Company’s cash and cash equivalents to fund the Company’s anticipated operating and capital requirements into the fourth quarter of 2022.  Such statements are based on the current expectations of the Company’s management and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund the Company’s various product candidate development programs and to meet the Company’s business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, risks related to the drug development and regulatory approval processes, including the timing and requirements of regulatory actions, and the risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q  and Annual Report on Form 10-K.  Forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Credit Agreement dated March 4, 2022, among Acer Therapeutics Inc., the lenders party thereto and SWK Funding LLC, as the agent, sole lead arranger and sole bookrunner (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 7, 2022).

10.2	Amendment to Credit Agreement dated August 19, 2022, among Acer Therapeutics Inc., the lenders party thereto and SWK Funding LLC, as the agent, sole lead arranger and sole bookrunner.

10.3

Warrant issued on August 19, 2022, by the Company to SWK Funding LLC pursuant to the Amendment to Credit Agreement dated August 19, 2022, among Acer Therapeutics Inc., the lenders party thereto and SWK Funding LLC, as the agent, sole lead arranger and sole bookrunner.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 23, 2022	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Financial Officer

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